RULE 10f-3 REPORT FORM

Institutional Liquidity Trust
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f-3 Procedures

1.Name of Portfolio/Series:  INSTITUTIONAL LIQUIDITY PORTFOLIO

2.Name of Issuer: USAA AUTO OWNER TRUST

3.Date of Purchase: 3/7/2005

4.Underwriter from whom purchased: CITIGROUP

5.Affiliated Underwriter managing or participating in underwriting syndicate: YES

6.Is a list of the underwriting syndicates members attached? Yes( No ___

7. Aggregate principal amount of purchase by all
investment companies advised by the
Adviser and all other accounts with respect to which the
Adviser has management discretion and exercised such discretion with
respect to the purchase:   30,000,000.00

8.Aggregate principal amount of offering:   1,062,038,598.00

9.Purchase price (net of fees and expenses):   100.00

10.Date offering commenced: 3/7/2005

11.Offering price at close of first day on which any sales were made: 100.00

12.Commission, spread or profit:   0.12% $_____/share

13.Have the following conditions been satisfied? Yes No a.The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
(____ part of an issue of Government Securities; ____ ____
Eligible Municipal Securities; ____ ____ sold in an Eligible Foreign Offering; or ____ ____
Yes No sold in an Eligible Rule 144A offering?
________(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)
b.(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR



(



____
(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which
the rights offering terminates?
____
____
c.The underwriting was a firm commitment underwriting?(____ d.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period(see Attachment for comparison of spread with comparable recent offerings)?


(


____
e.The issuer of the securities, except for Eligible
Municipal Securities, and its predecessors have been in continuous operation for not less than three years.
(____f.(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below),purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR


(

____(2) If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has
investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:
(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus(ii)
The principal amount of the offering of such class in any concurrent pubic offering?________
g.(1) No affiliated underwriter of the Fund was a direct or
indirect participant in or beneficiary of the sale; OR(____
Yes No
(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the
account of an affiliated underwriter?
____

____
h.Information has or will be timely supplied to the
appropriate officer of the Fund for inclusion on SEC
Form N-SAR and quarterly reports to the Board?(
____
Approved:Date:

















      Attachment
RULE 10f-3 REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:
Comparison # 1 Comparison # 2 Comparison
# 3 Comparison # 4Comparison # 5 Security CNH Equipment CIT Equipment Date Offered3/7/05 3/14/05
Offering Price 100 100
Spread ($) Spread (%) 0.10% 0.10%Type of Security ABS ABS
Rating or Quality AAA AAA
Size of Issue 1.4 billion 0.8 billion Total
Capitalization of Issuer 2.5 billion
8.5 billion
Note:  Minimum of two comparisons must be completed for each purchase.







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